Exhibit 3.1


     Sections 1 and 2 of Article VI of the Company's By-Laws are hereby deleted in their entirety and replaced with the following:

          Section 1. The shares of capital stock of the Company shall be represented by a certificate, unless and until the Board of Directors of the Company adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Company theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Company signed by, or in the name of the Company by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officers, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Company.

          Section 2. Subject to any restrictions on transfer specified or noted on the stock certificate or in the certificate of incorporation or imposed by law, stock of the Company shall be transferable in the manner prescribed by applicable law in these By-Laws. Transfers of stock shall be made on the books of the Company, and in the case of certificated shares of stock, only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate thereof, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Company shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Company shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Company or the transfer agent thereof. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.